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Exhibit 99.1

NEWS RELEASE

Pioneer and Evergreen Announce $2.1 Billion Merger

        Dallas, Texas, May 4, 2004—Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) and Evergreen Resources, Inc. ("Evergreen") (NYSE:EVG) today announced that their boards of directors have approved a strategic merger valued at approximately $2.1 billion, in which Evergreen will become a subsidiary of Pioneer and Evergreen shareholders will receive new shares of Pioneer common stock and cash. Pioneer Natural Resources Company will continue to be headquartered in Dallas, and will retain Evergreen's Denver offices as its base of operations in the Rockies.

        "Evergreen's long-lived natural gas reserves are a perfect fit with our vision to expand our premier asset foundation in North America to further anchor our growing exploration and international portfolio. We are harvesting a portion of the strong returns from our deepwater Gulf of Mexico exploration success to reinvest in enhancing our long-lived North America asset foundation and expanding our inventory of low-risk development drilling locations," stated Scott D. Sheffield, Pioneer's Chairman and CEO.

        "We believe this merger provides an attractive opportunity to realize the value of our long-lived natural gas assets and provide exposure for our shareholders to high-impact exploration projects. Pioneer has also consistently demonstrated its ability to manage technology-intensive, statistical development projects. This merger is a great fit for our employees and shareholders. Pioneer's entrée into the Rockies adds another quality operator that will pay particular attention to the environmentally-responsible operating techniques that this region demands, continuing Evergreen's unique business model and philosophy of doing it right. Our corporate cultures and attitudes toward value creation and community enrichment are extremely complementary," added Mark Sexton, Evergreen's Chairman and CEO.

Strategic Benefits

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  Creates new core area with some of the best long-lived gas assets in North America

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  Provides low-risk drilling opportunities to balance Pioneer's drilling program

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  Adds unconventional gas expertise to leverage in other plays

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  Leverages expertise in statistical plays

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  Leverages expertise in lower-pressure gas gathering systems

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  Adds substantial Rockies acreage position in key growth basins

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  Enhances Canadian asset portfolio

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  Accretive to free cash flow per share in 2005 (cash flow less maintenance capital)

        Pioneer has had significant success with its model of using its long-lived foundation assets that generate superior free cash flow to invest in a balanced portfolio of opportunities. Pioneer's strategy of deploying a portion of free cash flow to high-impact, high-return exploration and acquisitions has paid off, allowing the Company to harvest a portion of the cash flow from its high-return success to invest in Evergreen's assets. These assets will expand Pioneer's long-lived foundation and add a new core area with a significant inventory of low-risk drilling opportunities to rebalance Pioneer's portfolio and provide additional free cash flow for future growth.

        Evergreen is one of the leading developers of coal bed methane reserves in the United States. The addition of Evergreen's reserves will increase Pioneer's proved reserves by approximately one-third, essentially all North American natural gas. Evergreen's year-end proved reserves of approximately 1,495 billion cubic feet of natural gas equivalents ("Bcfe") are concentrated in two Rockies basins, Raton (94%) and Piceance/Uintah (4%), and in southern Canada (2%). Evergreen's proved reserves are audited by Netherland, Sewell & Associates, Inc., a third-party reserve engineering firm. The fields have extensive opportunities to extend proved reserves with an additional 890 Bcfe of identified probable reserves, the predominance of which are in its Rockies fields.

        The acquisition cost for current proved reserves is estimated to be $1.40 per thousand cubic feet of natural gas equivalent ("Mcfe"). Full-cycle finding and development cost, including the acquisition cost and future development costs to convert proved undeveloped and probable reserves to proved developed producing reserves, is expected to be approximately $1.22 per Mcfe. The transaction adds over 2,000 low-risk onshore U.S. drilling locations and at least eight years of low-risk production growth.

        Evergreen produced 127 million cubic feet of natural gas equivalent per day ("Mmcfepd") in 2003, is currently producing approximately 150 Mmcfepd and expects to average approximately 160 Mmcfepd during 2004. Production from Evergreen's assets is expected to double by 2008.

        "Evergreen's focused strategy and quality long-lived properties in the Rockies will establish the ideal new core area for Pioneer, in line with our strategy of building a stable foundation with excess cash flow to invest in high-return opportunities. Assuming that the merger is completed at the end of the third quarter, we expect 2004 production to range from 70 to 73 million barrels of oil equivalent, with growth of 10% to 15% anticipated in 2005," stated Scott Sheffield.

        Over the past five years, Evergreen has posted 36% compound average growth in production with five-year average reserve replacement of over 800%. Evergreen's five-year average finding and development cost is $0.49 per Mcfe. Evergreen has a large low-risk drilling inventory with less than 50% of the potential drilling locations in the Raton Basin having been developed and approximately 1,500 identified potential drilling locations. Evergreen's position in the Piceance and Uintah Basins adds additional potential, holding more than 350 identified potential drilling locations on approximately 220,000 net acres.

        Evergreen's reserves-to-production ratio is one of the longest in the industry at approximately 32 years. Due to the long-lived nature of the proved reserves, the capital required to replace Evergreen's annual production is minimal, estimated at approximately 15% of their projected 2004 cash flow. With pipeline capacity to transport Rockies production to Mid-Continent gas markets, Evergreen has significantly enhanced its cash margins.

        Evergreen's position in the Western Canadian Sedimentary Basin covers approximately 100,000 net acres. All of the production to date is from conventional and tight sand gas development, and Evergreen plans to drill wells during 2004 to test the area's coal bed methane potential.

        In order to protect the economics of the merger, Evergreen has agreed to place new natural gas swaps totaling 75% of its estimated production through the end of 2005. The 2004 hedging program has been completed, and, to date, Evergreen has 25% of its 2005 production hedged at a NYMEX-equivalent price of approximately $5.62 per Mcfe.

Combined Company

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  Based on December 31, 2003 audited reserve estimates, proved reserves of 1,038 million barrels oil equivalent or 6.2 trillion cubic feet natural gas equivalent—59% natural gas and 86% located in North America

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  Over two billion barrels of net unrisked potential

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  Current production of approximately 838 Mmcfpd of natural gas and 71 thousand barrels of liquids per day

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  Reserves to production ratio of 16 years

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  Highly concentrated foundation assets with extensive inventory of development drilling locations

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  High-potential exploration program in deepwater Gulf of Mexico, Alaska, North Africa and West Africa

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  Debt to book capitalization of approximately 45% by year end, targeting 40% or lower by the end of 2005

        Pioneer has added gas swaps increasing total North American hedge volumes to approximately 25% of production at a NYMEX-equivalent price of $5.62 per Mcf. Additional hedges are expected to be implemented to achieve the Company's debt reduction targets.

Merger Agreement

        Under the Agreement and Plan of Merger dated May 3, 2004, holders of 44 million shares of Evergreen common stock will have the right to receive an aggregate of 25 million shares of Pioneer common stock (with related stockholder rights) and a total of $850 million in cash. This represents a price per Evergreen share of $39.00 (based on Pioneer's last reported sale price on May 3, 2004, of $33.52 per share). Holders of Evergreen common stock will have the option to elect among three types of consideration for a share of Evergreen common stock: (1) 1.1635 shares of Pioneer common stock; (2) $39.00 cash; or (3) 0.58175 shares of Pioneer common stock and $19.50 in cash. Evergreen stockholders who do not make an election will receive 0.58175 shares of Pioneer common stock and $19.50 in cash per Evergreen share. All holders of unvested restricted stock under Evergreen's stock- based employee plans will be deemed to have elected to receive Pioneer common stock. Holders who elect all stock consideration or all cash consideration (other than holders of unvested restricted stock) will be subject to allocation of the stock and cash so that the aggregate amounts of stock and cash will be as set forth in the first sentence of this paragraph.

        In addition, Evergreen will seek to sell its Kansas assets before the closing date of the merger. The merger agreement provides for an additional cash payment to Evergreen shareholders equal to the greater of: (1) $.35 per share (approximately $15 million) as consideration from Pioneer for the Kansas properties in the merger, or (2) the gross proceeds less transaction costs from the sale of the Kansas properties to a third party that closes before the closing date of the merger.

        Pioneer anticipates exercising the accordion feature on its existing $700 million senior credit facility in order to increase the size of the facility to $1 billion. Pioneer has entered into an agreement pursuant to which JPMorgan Chase Bank will initially underwrite a $900 million, 364-day senior unsecured revolving credit facility for acquisition financing and to enhance liquidity.

        Effective at the completion of the merger, two of Evergreen's directors—Mark S. Sexton and Andrew D. Lundquist—will join Pioneer's board of directors. Mr. Sexton will be a Class I director (term expiring at Pioneer's annual meeting of stockholders in 2007) and Mr. Lundquist will be a Class III director (term expiring at Pioneer's annual meeting of stockholders in 2006).

        Concurrently with the signing of the merger agreement, Dennis R. Carlton and Kevin R. Collins each entered into a consulting and non-competition agreement with Pioneer which will be effective upon the closing of the merger. In addition, Mark S. Sexton entered into a non-competition agreement with Pioneer. The non-competition agreements for all three prohibit them from competing against Pioneer in the Raton Basin for a period of one year after the merger.

        The merger is subject to approval at meetings of the stockholders of Evergreen and Pioneer. The merger was approved by the transaction committee and the board of directors of Evergreen and was approved by the board of directors of Pioneer (with all directors voting in favor, except Scott D. Sheffield, who did not participate and did not vote because he is a director of both Pioneer and Evergreen).

        The merger is subject to customary conditions, including approval of listing of the Pioneer shares to be issued in the merger on the New York Stock Exchange and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger agreement may also be terminated in certain circumstances, including if Evergreen receives and decides to accept an unsolicited, superior offer. The merger is expected to be completed in the second half of 2004.

        J.P. Morgan Securities Inc. acted as financial advisor to Pioneer, and Citigroup Global Markets, Inc. acted as financial advisor to Evergreen in connection with the merger transaction.

Investor Conference Call

        This morning at 11:00 a.m. Eastern, Pioneer and Evergreen will host a conference call to discuss the merger with an accompanying presentation. The call will be webcast on Pioneer's website, www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Alternately, you may dial (888) 855-5428 (confirmation code: 793014) to listen to the call via the telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 793014.

        Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

        Evergreen is an independent energy company engaged primarily in the exploration and development of unconventional natural gas properties. Evergreen is one of the leading developers of coal bed methane reserves in the United States with current operations primarily focused on developing and expanding gas reserves in the Raton Basin in southern Colorado. Evergreen's headquarters are in Denver. For more information, visit Evergreen's website at www.evergreengas.com.

Legal Information

        This filing contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Pioneer and Evergreen as of today's date, and neither Pioneer nor Evergreen assumes any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of Pioneer, Evergreen or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Pioneer and Evergreen have signed an agreement for a subsidiary of Pioneer to merger with Evergreen, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of each of Pioneer's and Evergreen's stockholders or government approvals or fail to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of Evergreen into Pioneer's business, and each company's ability to compete in the highly competitive oil and gas exploration and production industry. The revenues, earnings and business prospects of Pioneer and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are identified from time to time in Pioneer's SEC reports and public announcements.

        The proposed merger will be submitted to each of Pioneer's and Evergreen's stockholders for their consideration, and Pioneer will file with the SEC a registration statement containing the joint proxy statement-prospectus to be used by Pioneer to solicit approval of its stockholders to issue additional stock in the merger and to be used by Evergreen to solicit the approval of its stockholders for the proposed merger. Pioneer will also file other documents concerning the proposed merger. You are urged to read the registration statement and the joint proxy statement-prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement-prospectus including the registration statement, as well as other filings containing information about Pioneer at the SEC's Internet Site (http://www.sec.gov). Copies of the joint proxy statement-prospectus can also be obtained without charge, by directing a request to: Pioneer Natural Resources Company, Susan Spratlen, 5205 N. O'Connor Blvd., Suite 900, Irving, Texas 75039, or via telephone at 972-969-3583.

        Pioneer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pioneer in connection with the proposed merger. Evergreen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Evergreen in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement-prospectus regarding the proposed merger when it becomes available.

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Pioneer and Evergreen Announce $2.1 Billion Merger